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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan, the 1999 Non-Officer Equity Incentive Plan and Individual Stock Option Grants Outside of a Plan of Aviron of our report dated February 17, 2000, with respect to the financial statements of Aviron for the year ended December 31, 1999 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.

                                             /s/ ERNST & YOUNG LLP

Palo Alto, California
August 21, 2000